UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

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☐ Preliminary proxy statement

☐ Confidential, For use of the Commission only (as permitted by Rule 14a-6(e)(2))

☐ Definitive proxy statement

☒ Definitive additional materials

☐ Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

WALKER INNOVATION INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒ No fee required.

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☐	Fee paid previously with preliminary materials:
☐

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WALKER INNOVATION INC.

Two High Ridge Park

Stamford, CT 06905

SUPPLEMENT TO THE Proxy Statement

For Special Meeting of Stockholders

to be held September 5, 2018

The following information supplements and amends the Proxy Statement (“Proxy Statement”) furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Walker Innovation Inc. (the “Company,” “Walker Innovation,” “we,” “us,” or “our”) for the Special Meeting of Stockholders to be held on September 5, 2018 at Five High Ridge Park, Stamford, CT 06905, at 10:00 a.m., local time and at any adjournment or postponement of the meeting. This supplement to the Proxy Statement (this “Supplement”) is being filed with the Securities and Exchange Commission (“SEC”) on August 17, 2018.

All properly executed written proxies that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked prior to completion of voting at the Special Meeting. Written notice of such revocation should be forwarded directly to Joanne Gray, Assistant Secretary, Walker Innovation Inc., Two High Ridge Park, Stamford, CT 06905.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: This Supplement and the Proxy Statement are available at http://www.astproxyportal.com/ast/19637.

THE PROXY STATEMENT CONTAINS IMPORTANT ADDITIONAL INFORMATION AND THIS SUPPLEMENT SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

The record date of the Special Meeting is August 1, 2018 (the “Record Date”). Only stockholders of record of shares of Common Stock or Series B Convertible Preferred Stock at the close of business on Record Date are entitled to receive notice of and vote at our Special Meeting. Each share of the Company’s Common Stock entitles its holder to one vote on any matter submitted to the stockholders. The holders of the shares of Series B Convertible Preferred Stock will vote together with the Common Stock on all matters where stockholders are entitled to vote. The holders of shares of Series B Convertible Preferred Stock are entitled to cast an aggregate of 80% of the total votes that may be cast with respect to any such matter. As of the Record Date we expect there will be 20,094,314 shares of Common Stock and 14,999,000 shares of Series B Convertible Preferred Stock outstanding.

Subsequent to the date of mailing of the Proxy Statement, we received notice that the Internal Revenue Service (the “IRS”) had opened an audit regarding our tax year ended December 31, 2016. While we believe our tax return for that year is correct and reflects all amounts owed to the IRS – which we paid on a timely basis – there is a risk that the IRS will disagree in this regard and may raise issues in respect of other tax years. We are in the process of initial engagement with the IRS and are consulting with our advisors regarding the issues that could arise in the course of the audit, but due to the usual manner in which these reviews proceed, do not expect to have any substantive discussions or any visibility regarding potential liabilities that may result from this matter prior to the date of the Special Meeting. As a result, on August 16, 2018 our Board of Directors approved an amendment to our Plan of Complete Liquidation and Dissolution increasing the maximum amount of the Contingency Reserve contemplated by Section 7(b) to satisfy (among other things) potential tax liabilities and related professional expenses from $2.5 million to $3.5 million. As a result of this modification, all references in the Proxy Statement to an estimate of the aggregate amount of cash distributions to stockholders being in the range of $0.50 to $0.53 per share are unchanged (as we expect that no such tax obligations will result from the IRS audit), but we are noting for the benefit of all stockholders that we currently expect that the initial distribution will be slightly lower and in the range of $0.47 to $0.50 per share to fund this increase in the Contingency Reserve. In the event the IRS assesses any significant tax obligations in the course of its audit, stockholders should be aware that there may be no further distributions after the initial distribution, to the extent the Contingency Reserve is used by us to satisfy such obligations.

if you have already voted and do not wish to change your vote, you do not need to do anything. your vote will be tabulated as you instructed at the special meeting.

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